Exhibit (s)

Calculation of Filing Fees Tables

Form N-2

(Form Type)

RiverNorth Managed Duration Municipal Income Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	—	—	$400,000,000	—	—	N-2	333- 260490	November 9, 2022	$37,080 (2)

Total Offering Amounts						$400,000,000		$37,080
Total Fees Previously Paid						$400,000,000		$37,080
Total Fee Offsets								---
Net Fee Due								$0.00

(1)	There is being registered hereunder an indeterminate principal amount of common or preferred stock or subscription rights to purchase common stock, preferred stock or common and preferred stock as may be sold, from time to time. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is carrying forward to this Registration Statement the $400,000,000 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-260490) (the "Prior Registration Statement"). Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.